UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 13, 2006

NanoSensors, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-51007

NEVADA	20-0452700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Wyatt Drive, Suite No. 2
Santa Clara, CA 95054
(Address and zip code of principal executive offices)

(408) 855-0051
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2006, the Board of Directors of NanoSensors, Inc. (the “Registrant”) approved the grant of option awards to each of Ted L. Wong, its Chief Executive Officer and President and Joshua Moser, its Vice President and Chief Operating Officer, with each award being subject to the approval of the Registrant’s stockholders of the adoption of the 2006 Equity Incentive Plan. On July 10, 2006, the Board of Directors of the Registrant approved the grant of option awards to Robert Baron in connection with his election as an independent member of its Board of Directors, subject to the approval by the Registrant’s stockholders of the 2006 Equity Incentive Plan. Effective December 13, 2006, the Registrant’s stockholders approved the adoption of the 2006 Equity Incentive Plan and the Registrant’s Annual Meeting of Stockholders. Accordingly, the options awards to Messrs. Wong, Moser and Baron became effective as of such date. The material terms of each of these option awards are summarized below.

Awards to Ted L. Wong

In connection with his entering into the employment agreement with the Registrant on August 3, 2006, Mr. Wong was awarded two grants of options, subject to the approval of the Registrant’s stockholders of the 2006 Equity Incentive Plan, which was obtained on December 13, 2006. The initial grant consisted of options to purchase 5,000,000 shares of common stock, all of which shall vest on the six month anniversary of the effective date of the employment agreement. The second grant consists of options to purchase 13,000,000 shares of common stock, which shall vest in equally monthly installments commencing on the six month anniversary date of the employment agreement. Both options shall be exercisable for a period of ten years at a per share exercise price of $0.049, which was the closing price of the Registrant’s common stock on the effective date of the employment agreement. Further, all of the options granted to Mr. Wong will become immediately vested and exercisable in accordance with, and subject to, the terms and conditions of such plan, in the event of a change of control of the Registrant or if Mr. Wong is terminated without cause.

Awards to Josh Moser

In connection with his entering into the employment agreement with the Registrant on August 3, 2006, Mr. Moser was awarded two grants of options, subject to the approval of the Registrant’s stockholders of the 2006 Equity Incentive Plan, which was obtained on December 13, 2006. The initial grant consisted of options to purchase 4,000,000 shares of common stock, all of which shall vest on the six month anniversary of the effective date of the employment agreement. The second grant consists of options to purchase 10,200,000 shares of common stock, which shall vest in equally monthly installments commencing on the six month anniversary date of the employment agreement. Both options shall be exercisable for a period of ten years at a per share exercise price of $0.049, which was the closing price of the Registrant’s common stock on the effective date of the employment agreement. Further, all of the options granted to Mr. Moser will become immediately vested and exercisable in accordance with, and subject to, the terms and conditions of such plan, in the event of a change of control of the Registrant or if Mr. Moser is terminated without cause.

Awards to Robert Baron

On July 10, 2006, the Board of Directors of Registrant approved the grant of 2,000,000 options to Mr. Baron in connection with his election to the Board of Directors of the Registrant, subject to the approval of the Registrant’s stockholders of the 2006 Equity Incentive Plan, which was obtained on December 13, 2006. These options are exercisable for a period of ten years at an exercise price equal of $0.05 and vest 50% on the first anniversary of the issue date and the balance on the second anniversary of such date.

In addition, under the 2006 Incentive Plan, on the first trading day following the end of each fiscal year, each non-employee director receives an automatic stock option grant for such number of shares as is equal to the quotient obtained by dividing the annual cash retainer paid to a non-employee director during such fiscal year by the fair market value of the shares on the grant date (pro rata in the case the director served for less than the entire year prior to such grant date). Pursuant to this formula, Mr. Baron received a grant of 421,348 options effective on December 13, 2006. These options are exercisable for a period of ten years at an exercise price equal of $0.0178 and are immediately vested on the date of grant.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 concerning the award of stock options to Messrs. Baron, Wong and Moser is incorporated herein by reference from Item 1.01 of this Current Report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)
On December 13, 2006, at the 2006 Annual Meeting of Stockholders of the Registrant, the Registrant’s stockholders approved the adoption of the Registrant’s 2006 Equity Incentive Plan (the “2006 Plan”). The material terms of the 2006 Plan are as follows:

Shares Reserved for Issuance. The 2006 Plan includes an initial reserve of 80,000,000 shares of our common stock that will be available for issuance under the plan, subject to adjustment to reflect stock splits and similar events. The 2006 Plan provides for the grant of stock options, stock appreciation rights (SARs), restricted stock units (RSUs) and restricted stock grants.

Administration. Our Board will initially administer the 2006 Plan, until such time as we establish a Compensation Committee of our Board, which will administer the 2006 Plan (either being referred to as the “Committee”). The Committee determines the persons who are to receive awards, the number of shares subject to each such award and the other terms and conditions of such awards. The Committee also has the authority to interpret the provisions of the 2006 Plan and of any awards granted thereunder and to modify awards granted under the 2006 Plan.

Terms of Options. As discussed above, the Committee determines many of the terms and conditions of awards granted under the 2006 Plan, including whether an option will be an “incentive stock option” (“ISO”) or a non-qualified stock option (“NQSO”). An option designated as an ISO is intended to qualify as such under Section 422 of the Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which ISO’s are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement. Each option is evidenced by an agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the 2006 Plan):

    •    Vesting and Exercisability: Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee and as set forth in the related stock option agreement. The maximum term of each option is ten years from the date of grant.

    •    Exercise Price: Each stock option agreement states the exercise price, which may not be less than 100% of the fair market value of one share of our common stock on the date of the grant (and not less than 110% with respect to an ISO granted to a 10% or greater stockholder).

    •    Method of Exercise: The exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in other forms of legal consideration.

    •    Termination of Employment: Options cease vesting on the date of termination of service or the death or disability of the participant. Options granted under the 2006 Plan generally expire 3 months (or, in the case of options granted to a non-employee director, 7 months) after the termination of the participant’s service to NanoSensors, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service. However, if the participant is terminated for cause (e.g. for committing an alleged criminal act or intentional tort against NanoSensors), the participant’s options will expire upon termination.

    •    Change of Control: In the event of a change of control of NanoSensors (as defined in the plan), the buyer may either assume the outstanding awards or substitute equivalent awards. Alternatively, our Board may determine to permit all unvested options to immediately vest upon the change of control. If our Board does not make such a determination, all awards will expire upon the closing of the transaction unless the stock option certificate issued to the particular participant provides otherwise. In addition, formula option grants to non-employee directors, will fully vest upon a change of control and our Board will determine whether the change of control shall have any additional effect.

Formula for Non-Employee Director Option Grants. Under the 2006 Plan the following automatic stock option grants will be made under the 2006 Plan to our non-employee directors: upon first joining the Board, each non-employee director shall receive an automatic stock option grant to purchase 2,000,000 shares. In addition, on the first trading day following the end of each fiscal year, each non-employee director receives an automatic stock option grant for such number of shares as is equal to the quotient obtained by dividing the annual cash retainer paid to a non-employee director during such fiscal year (not including any additional fees which may be paid for service as a member of Chairman of any committee of the Board of Directors) by the fair market value of the shares on the grant date (pro rata in the case the director served for less than the entire year prior to such grant date). Stock option grants to non-employee directors become vested and one year from the grant, subject to a non-employee’s continued service with NanoSensors or a parent, subsidiary or affiliate of NanoSensors.

The Registrant’s Board of Directors approved the 2006 Plan on August 3, 2006, effective upon stockholder approval at the Annual Meeting. This summary of the principal provisions of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, which is included as Exhibit B to the Registrant’s definitive Proxy Statement dated November 10, 2006.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2006, following the approval of its stockholders at the 2006 Annual Meeting, the Registrant, filed a Certificate of Amendment to its Articles of Incorporation in the State of Nevada to increase the number of its authorized shares of Common Stock, $0.001 par value, to 950,000,000 shares.

Item 8.01	Other Events.

On December 13, 2006, at the Registrant’s 2006 Annual Meeting of Stockholders, the Registrant’s stockholders considered and approved the following proposals:

1.    Election of Ted L. Wong and Robert Baron as directors;
2.    Approval of the amendment to the Registrant’s Articles of Incorporation to increase the number of authorized shares of Common Stock to 950,000,00 shares; and
3.    Adoption of the Registrant’s 2006 Equity Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

3.1	Certificate of Amendment to Articles of Incorporation.

10.1	2006 Equity Incentive Plan (filed as Exhibit B to the Registrant’s definitive Proxy Statement dated November 10, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NANOSENSORS, INC.

By: /s/ Ted L. Wong

Name: Ted L. Wong
Title: Chief Executive Officer and President
Date: December 14, 2006

Exhibit Index

Exhibit No.	Description of Document

3.1	Certificate of Amendment to Articles of Incorporation.

10.1	2006 Equity Incentive Plan (filed as Exhibit B to the Registrant’s definitive Proxy Statement dated November 10, 2006)